THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


       Subject to Completion, Pricing Supplement dated December 11, 2001


PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 60 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                             Dated  , 2001
                                                                  Rule 424(b)(3)


                                  $25,000,000
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                          10% SPARQS due June 30, 2003
                          Mandatorily Exchangeable for
                Shares of Common Stock of JUNIPER NETWORKS, INC.

      Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                  ("SPARQS(SM)")

The SPARQS will pay 10% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Juniper common stock, subject to our right to call the SPARQS for
cash at any time beginning December   , 2002.

o    The principal amount and issue price of each SPARQS is $       , which is
     equal to the closing price of Juniper common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 10% interest (equivalent to $       per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning March 30, 2002.

o At maturity, unless we have previously called the SPARQS for the cash call price, you will receive one share of Juniper common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Juniper Networks, Inc.

o    Beginning December   , 2002, we have the right to call all of the SPARQS at
     any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per
     SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of   % per annum on the
     issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 15 but not more than 30 days before the call date specified in the notice. You will not have the right to exchange your SPARQS for Juniper common stock prior to maturity.

o Investing in SPARQS is not equivalent to investing in Juniper common stock.

o Juniper Networks, Inc. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "MJP" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                             ------------------------

                             PRICE $       PER SPARQS

                             ------------------------


                                      Price          Agent's        Proceeds to
                                   to Public(1)    Commissions    the Company(1)
                                   ------------    -----------    --------------
Per SPARQS.......................       $               $                $
Total............................       $               $                $

------------------
(1)   Plus accrued interest, if any, from the original issue date.

If you purchase at least 100,000 SPARQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $       per SPARQS (   % of the issue price). In that case, the
Agent's commissions will be $       per SPARQS.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the SPARQS at maturity is linked to the performance of the common stock of Juniper Networks, Inc., which we refer to as Juniper Stock. The SPARQS also provide fixed quarterly payments at an annual rate of 10% based on the principal amount of each SPARQS. Unlike ordinary debt securities, SPARQS do not guarantee the return of principal at maturity. Instead the SPARQS pay a number of shares of Juniper Stock at maturity, subject
to our right to call the SPARQS for cash at any time on or after December   ,
2002. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call
date, gives you a yield to call of   % per annum on the issue price of the
SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                   We, Morgan Stanley Dean Witter & Co., are offering 10% Stock
costs $                       Participation Accreting Redemption Quarterly-pay Securities(sm)
                              due June 30, 2003, Mandatorily Exchangeable for Shares of Common
                              Stock of Juniper Networks, Inc., which we refer to as the
                              SPARQS(sm). The principal amount and issue price of each SPARQS
                              is $       , which is equal to the closing price of Juniper Stock
                              on the day we offer the SPARQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the SPARQS do not guarantee any
return of principal           return of principal at maturity.  Instead the SPARQS will pay an amount of Juniper Stock at maturity, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in
                              SPARQS is not equivalent to investing in Juniper Stock.

10% interest on the           We will pay interest on the SPARQS, at the rate of 10% of the
principal amount              principal amount per year, quarterly on each March 30, June 30,
                              September 30 and December 30, beginning March 30, 2002. The interest rate we pay on the SPARQS is more than the current dividend rate on Juniper Stock. The SPARQS will mature on June
                              30, 2003. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity            At maturity, if we have not previously called the SPARQS, we will deliver to you a number of shares of Juniper Stock equal to the
                              exchange ratio for each $    principal amount of SPARQS you hold.
                              The initial exchange ratio is one share of Juniper Stock per
                              SPARQS, subject to adjustment for certain corporate events relating to Juniper Networks, Inc., which we refer to as Juniper.
                              You do not have the right to exchange your SPARQS for Juniper
                              Stock prior to maturity.

                              You can review the historical prices of Juniper Stock in the section of this pricing supplement called "Description of SPARQS--Historical
                              Information."

                              If a market disruption event occurs on June 13, 2003, the
                              maturity date of the SPARQS may be postponed. See the section of this pricing supplement called "Description of SPARQS--Maturity
                              Date."


                                              PS-3



Your return on the            The return investors realize on the SPARQS may be limited by our
SPARQS may be                 call right.  We have the right to call all of the SPARQS at any
limited by our call right     time beginning December   , 2002, including at maturity, for the
                              cash call price, which will be calculated based on the call date.
                              The call price will be an amount of cash per SPARQS that,
                              together with all of the interest paid on the SPARQS to and
                              including the call date, gives you a yield to call of   % per annum
                              on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                              You should not expect to obtain a total yield (including interest
                              payments) of more than   % per annum on the issue price of the
                              SPARQS to the date we exercise our call right. If we call the
                              SPARQS, you will receive the cash call price and not Juniper
                              Stock or an amount based upon the market price of Juniper Stock.

                              The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment.
                              That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the
                              applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call
                              rate of   % per annum, equals the issue price of the SPARQS.

                              If we call the SPARQS, we will do the following:

                              o  send a notice announcing that we have decided to call the SPARQS;

                              o  specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 15 nor more than 30 days after the date of the notice; and

                              o  specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                              If we were to call the SPARQS on December   , 2002, which is the
                              earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the
                              date of issuance through the call date, would be $       per
                              SPARQS. If we were to call the SPARQS on the maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the maturity date),
                              would be $       per SPARQS.

The yield to call on the      The yield to call on the SPARQS is   %, which means that the
SPARQS is   %                 annualized rate of return that you will receive on the issue price
                              of the SPARQS if we call the SPARQS will be   %. The calculation of
                              the yield to call takes into account the issue price of the
                              SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but
                              excluding the call date will be   % per annum.


                                              PS-4



MS & Co. will be the          We have appointed our affiliate, Morgan Stanley & Co. Incorporated,
calculation agent             which we refer to as MS & Co., to act as calculation agent for
                              JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                              will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Juniper Stock and that we describe in the section called
                              "Description of SPARQS--Antidilution Adjustments" in this pricing supplement.

No affiliation with           Juniper is not an affiliate of ours and is not involved with this
Juniper                       offering in any way.  The obligations represented by the SPARQS are obligations of Morgan Stanley Dean Witter & Co. and not of
                              Juniper.

Where you can find more       The SPARQS are senior notes issued as part of our Series C medium-
information on the SPARQS     term note program. You can find a general description of our Series
                              C medium-term note program in the accompanying prospectus
                              supplement dated January 24, 2001. We describe the basic features of this type of note in the sections called "Description of
                              Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                              For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing
                              supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us               You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York
                              10036 (telephone number (212) 761-4000).


                                              PS-5

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Juniper Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Juniper
Stock. In addition, you do not have the right to exchange your SPARQS for Juniper Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary       The SPARQS combine features of equity and debt. The terms of the
senior notes --               SPARQS differ from those of ordinary debt securities in that we
no guaranteed return of       will not pay you a fixed amount at maturity. Our payout to you at
principal                     maturity will be a number of shares of Juniper Stock, subject to our right to call the SPARQS for cash at any time beginning
                              December   , 2002. If the market price of Juniper Stock at maturity
                              is less than the market price on the day we offer the SPARQS for initial sale to the public and we have not called the SPARQS, we will pay you an amount of Juniper Stock with a value that is less than the principal amount of the SPARQS.

Your appreciation             The appreciation potential of the SPARQS may be limited by our call
potential may be limited by   right.  The  $       issue price of one SPARQS is equal to the
our call right                market price of one share of Juniper Stock on the day we offer the
                              SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under
                              "Description of SPARQS--Call Price" below and not Juniper Stock or an amount based upon the market price of Juniper Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to
                              call of   % per annum on the issue price of the SPARQS from the
                              date of issuance to but excluding the call date. We may call the
                              SPARQS at any time on or after December   , 2002, including on the
                              maturity date. You should not expect to obtain a total yield
                              (including interest payments) of more than   % per annum on the
                              issue price of the SPARQS to the date we exercise our call right.

Secondary trading             There may be little or no secondary market for the SPARQS. Although
may be limited                we will apply to list the SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS    Several factors, many of which are beyond our control, will influence
influenced by many            the value of the SPARQS. We expect that generally the market price
unpredictable factors         of Juniper Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the
                              right to call the SPARQS at any time beginning December   , 2002
                              for a call price that is not linked to the market price of
                              Juniper Stock, the SPARQS may trade differently from Juniper
                              Stock. Other factors that may influence the value of the SPARQS include:

                              o   the volatility (frequency and magnitude of changes in price)
                                  of Juniper Stock

                              o    the dividend rate on Juniper Stock

                              o    economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Juniper Stock

                              o    interest and yield rates in the market


                                              PS-6





                              o    the time remaining until we can call the SPARQS and until the
                                   SPARQS mature

                              o    our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Juniper Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of Juniper Stock based on its historical performance. The price of Juniper Stock may decrease so that you will receive at maturity an amount of
                              Juniper Stock worth less than the principal amount of the SPARQS.
                              We cannot guarantee that the price of Juniper Stock will increase so that you will receive at maturity an amount of Juniper Stock worth more than the principal amount of the SPARQS. If we
                              exercise our call right and call the SPARQS, you will receive the cash call price and not Juniper Stock, and your yield to the call
                              date (including all of the interest paid on the SPARQS) will be   %
                              per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Juniper Stock.

No affiliation with           We are not affiliated with Juniper.  Although we do not have any
Juniper                       non-public information about Juniper as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Juniper, including extending loans to, or making equity investments in, Juniper or providing
                              advisory services to Juniper, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non- public information about Juniper.
                              Moreover, we have no ability to control or predict the actions of
                              Juniper, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to
                              Juniper. These research reports may or may not recommend that investors buy or hold Juniper Stock. Juniper is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of SPARQS in taking any corporate actions that might affect the value of your SPARQS.
                              None of the money you pay for the SPARQS will go to Juniper.

You have no                   As an owner of SPARQS, you will not have voting rights or rights
shareholder rights            to receive dividends or other distributions or any other rights with respect to Juniper Stock.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the amount payable at
we are required to make do    maturity for certain events affecting Juniper Stock, such as stock
not cover every corporate     splits and stock dividends, and certain other corporate actions event that can affect Juniper involving Juniper, such as mergers. However, the calculation agent
Stock                         is not required to make an adjustment for every corporate event that can affect Juniper Stock. For example, the calculation agent is not required to make any adjustments if Juniper or anyone else makes a partial tender or partial exchange offer for Juniper
                              Stock. If an event occurs that does not require the calculation agent to adjust the amount of Juniper Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.


                                              PS-7



Adverse economic interests    As calculation agent, our affiliate MS & Co. will calculate the of calculation agent and its  cash amount you the will receive if we call the SPARQS and what
affiliates may influence      adjustments should be made to the exchange ratio to reflect certain
determinations                corporate and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the
                              SPARQS (and possibly to other instruments linked to Juniper
                              Stock), including trading in Juniper Stock as well as in other instruments related to Juniper Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS
                              & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS & Co. and some of our other subsidiaries also trade Juniper Stock and other financial instruments related to Juniper Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of
                              Juniper Stock and, accordingly, could affect your payout on the
                              SPARQS.

Because the characterization  You should also consider the tax consequences of investing in the
of the SPARQS for federal     SPARQS. There is no direct legal authority as to the proper tax
income tax purposes is        treatment of the SPARQS, and therefore significant aspects of the
uncertain, the material       tax treatment of the SPARQS are uncertain.  Pursuant to the terms
federal income tax            of the SPARQS, Morgan Stanley and you agree to treat a SPARQS as an
consequences of an            investment unit consisting of (A) a terminable forward contract and
investment in the SPARQS      (B) a deposit with us of a fixed amount of cash to secure your
are uncertain                 obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of
                              SPARQS--United States Federal Income Taxation--General." The
                              terminable forward contract (i) requires you (subject to our call right) to purchase Juniper Stock from us at maturity, and (ii)
                              allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price. If the Internal Revenue Service (the
                              "IRS") were successful in asserting an alternative
                              characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Juniper Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                              SPARQS--United States Federal Income Taxation."

                                     DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus
supplement. The term "SPARQS" refers to each $       principal amount of our 10% SPARQS due June
30, 2003, Mandatorily Exchangeable for Shares of Common Stock of Juniper Networks, Inc. In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley
Dean Witter & Co.

Principal Amount..............     $25,000,000

Maturity Date.................     June 30, 2003, subject to extension in the event of a Market
                                   Disruption Event on June 13, 2003.

                                   If the Final Call Notice Date is postponed due to a Market
                                   Disruption Event or otherwise and we elect to call the
                                   SPARQS, the Maturity Date will be postponed so that the
                                   Maturity Date will be the fifteenth calendar day following the Final Call Notice Date or, if such fifteenth calendar
                                   day is not a scheduled Trading Day, the immediately
                                   succeeding scheduled Trading Day. See "--Final Call Notice
                                   Date" below.

Interest Rate.................     10% per annum (equivalent to $       per annum per SPARQS)

Interest Payment Dates........     March 30, 2002, June 30, 2002, September 30, 2002, December
                                   30, 2002, March 30, 2003 and the Maturity Date.

Record Date...................     The Record Date for each Interest Payment Date, including the
                                   Interest Payment Date scheduled to occur on the Maturity Date, will be the date 10 calendar days prior to such Interest Payment
                                   Date, whether or not that date is a Business Day; provided, however, that in the event that we call the SPARQS, no Interest
                                   Payment Date will occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley
                                   Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable.  The "ex-
                                   interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency............     U.S. Dollars

Issue Price...................     $       per SPARQS

Original Issue Date
  (Settlement Date)...........                 , 2001

CUSIP.........................     61744Y488

Denominations.................     $       and integral multiples thereof

Morgan Stanley Call Right.....     On any scheduled Trading Day on or after December   , 2002, we
                                   may call the SPARQS, in whole but not in part, for the Call Price.
                                   If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to you on the Call


                                              PS-9



                                   Date fixed by us and set forth in our notice of mandatory
                                   exchange, upon delivery of your SPARQS to the Trustee. We
                                   will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to you.

Morgan Stanley Notice Date....     The scheduled Trading Day on which we issue our notice of
                                   mandatory exchange, which must be at least 15 but not more than
                                   30 days prior to the Call Date.

Final Call Notice Date........     June 13, 2003; provided that if June 13, 2003 is not a Trading Day or if a Market Disruption Event occurs on such day, the Final Call
                                   Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date.....................     The scheduled Trading Day on or after December   , 2002 and on
                                   or prior to the Maturity Date specified by us in our notice of mandatory exchange, on which we will deliver cash to holders of
                                   SPARQS for mandatory exchange.

Call Price....................     The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the
                                   Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable
                                   payment date at the Yield to Call rate of   % per annum
                                   computed on the basis of a 360-day year of twelve 30-day
                                   months, equals the Issue Price.

                                   The table of indicative Call Prices set forth below
                                   illustrates what the Call Price per SPARQS would be if we
                                   were to call the SPARQS on December   , 2002 (which is the
                                   earliest date on which we may call the SPARQS) and on any
                                   subsequent scheduled Interest Payment Date through the
                                   Maturity Date:


                                   Call Date                                         Call Price
                                   ---------                                         ----------
                                   December   , 2002................................$
                                   December 30, 2002................................$
                                   March 30, 2003...................................$
                                   June 30, 2003....................................$

                                   The indicative Call Prices set forth above do not include
                                   the accrued but unpaid interest that would also be payable on each SPARQS on the applicable Call Date. We may call the
                                   SPARQS on any scheduled Trading Day on or after December   ,
                                   2002.

                                   For more information regarding the determination of the Call
                                   Price and examples of how the Call Price is calculated in
                                   certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call.................     The Yield to Call on the SPARQS is   %, which means that the
                                   annualized rate of return that you will receive on the Issue Price of
                                   the SPARQS if we call the SPARQS will be   %.  The calculation
                                   of the Yield to Call takes into account the Issue Price of the
                                   SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call Price.  If we


                                             PS-10



                                   call the SPARQS on any particular Call Date, the Call Price will be an amount so that the Yield to Call on the SPARQS to
                                   but excluding the Call Date will be   % per annum. See Annex A
                                   to this pricing supplement.

Exchange at Maturity..........     Unless we have previously called the SPARQS, at maturity, upon delivery of the SPARQS to the Trustee, we will apply the $
                                   principal amount of each SPARQS as payment for and will deliver a number of shares of Juniper Stock at the Exchange Ratio.

                                   We shall, or shall cause the Calculation Agent to, (i)
                                   provide written notice to the Trustee and to the Depositary, on or prior to 10:30 a.m. on the Trading Day immediately
                                   prior to maturity of the SPARQS, of the amount of Juniper
                                   Stock to be delivered with respect to the $       principal amount
                                   of each SPARQS and (ii) deliver such shares of Juniper Stock
                                   (and cash in respect of interest and any fractional shares of Juniper Stock) to the Trustee for delivery to the
                                   holders.

No Fractional Shares..........     Upon delivery of the SPARQS to the Trustee at maturity, we will deliver the aggregate number of shares of Juniper Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Juniper Stock in an amount equal to the corresponding fractional Market Price of such fraction of a share of Juniper Stock as determined by the
                                   Calculation Agent as of the second scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio................     1.0, subject to adjustment for certain corporate events relating to
                                   Juniper.  See "--Antidilution Adjustments" below.

Market Price..................     If Juniper Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC
                                   Bulletin Board Service ("OTC Bulletin Board") operated by the
                                   National Association of Securities Dealers, Inc. (the "NASD"), the
                                   Market Price for one share of Juniper Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange
                                   Act"), on which Juniper Stock (or any such other security) is listed or admitted to trading (which may be the Nasdaq National Market if it is then a national securities exchange) or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Juniper Stock (or any such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the
                                   Nasdaq National Market (if it is not then a national securities exchange) or OTC Bulletin Board on such day.  If the last reported sale price of the principal trading session is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market
                                   Disruption Event or otherwise, the Market Price for any Trading
                                   Day shall be the mean, as determined by the Calculation Agent, of


                                             PS-11



                                   the bid prices for Juniper Stock (or any such other
                                   security) obtained from as many dealers in such security,
                                   but not exceeding three, as will make such bid prices
                                   available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the
                                   highest of the bids obtained. A "security of the Nasdaq
                                   National Market" shall include a security included in any
                                   successor to such system, and the term "OTC Bulletin Board
                                   Service" shall include any successor service thereto.

Trading Day...................     A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc.
                                   ("NYSE"), the AMEX, the Nasdaq National Market, the Chicago
                                   Mercantile Exchange and the Chicago Board of Options Exchange
                                   and in the over-the-counter market for equity securities in the
                                   United States.

Acceleration Event............     If on any date the product of the Market Price per share of Juniper
                                   Stock and the Exchange Ratio is less than $2.00, the maturity date of the SPARQS will be deemed to be accelerated to such date, and
                                   we will apply the $       principal amount of each SPARQS as
                                   payment for and will deliver a number of shares of Juniper Stock at the then current Exchange Ratio.  See also "--Antidilution
                                   Adjustments" below.

Book Entry Note or
  Certificated Note...........     Book Entry

Senior Note or Subordinated
  Note........................     Senior

Trustee.......................     JPMorgan Chase Bank (formerly known as The Chase Manhattan
                                   Bank)

Agent for the underwritten
  offering of SPARQS..........     MS & Co.

Calculation Agent.............     MS & Co.

                                   All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in
                                   the absence of manifest error, be conclusive for all
                                   purposes and binding on you and on us.

                                   All calculations with respect to the Exchange Ratio and Call
                                   Price for the SPARQS will be rounded to the nearest one
                                   hundred-thousandth, with five one-millionths rounded upward
                                   (e.g., .876545 would be rounded to .87655); all dollar
                                   amounts related to the Call Price resulting from such
                                   calculations will be rounded to the nearest ten-thousandth, with five one hundred- thousandths rounded upward (e.g.,
                                   .76545 would be rounded to .7655); and all dollar amounts
                                   paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse


                                             PS-12



                                   to your interests as an owner of the SPARQS, including with respect to certain determinations and judgments that the
                                   Calculation Agent must make in making adjustments to the
                                   Exchange Ratio or determining any Market Price or whether a
                                   Market Disruption Event has occurred. See "--Antidilution
                                   Adjustments" and "--Market Disruption Event" below. MS & Co.
                                   is obligated to carry out its duties and functions as
                                   Calculation Agent in good faith and using its reasonable
                                   judgment.

Antidilution Adjustments......     The Exchange Ratio will be adjusted as follows:

                                   1. If Juniper Stock is subject to a stock split or reverse stock split, then once such split has become effective, the
                                   Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Juniper Stock.

                                   2. If Juniper Stock is subject (i) to a stock dividend
                                   (issuance of additional shares of Juniper Stock) that is
                                   given ratably to all holders of shares of Juniper Stock or
                                   (ii) to a distribution of Juniper Stock as a result of the triggering of any provision of the corporate charter of
                                   Juniper, then once the dividend has become effective and
                                   Juniper Stock is trading ex-dividend, the Exchange Ratio
                                   will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Juniper Stock and (ii) the prior Exchange Ratio.

                                   3. There will be no adjustments to the Exchange Ratio to
                                   reflect cash dividends or other distributions paid with
                                   respect to Juniper Stock other than distributions described in clauses (i), (iv) and (v) of paragraph 5 below and
                                   Extraordinary Dividends as described below. A cash dividend or other distribution with respect to Juniper Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding
                                   non-Extraordinary Dividend for Juniper Stock by an amount
                                   equal to at least 10% of the Market Price of Juniper Stock
                                   (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to
                                   Juniper Stock, the Exchange Ratio with respect to Juniper
                                   Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange
                                   Ratio will equal the product of (i) the then current
                                   Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-
                                   dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-
                                   dividend date exceeds the Extraordinary Dividend Amount. The
                                   "Extraordinary Dividend Amount" with respect to an
                                   Extraordinary Dividend for Juniper Stock will equal (i) in the case of cash dividends or other distributions that
                                   constitute regular dividends, the amount per share of such
                                   Extraordinary Dividend minus the amount per share of the
                                   immediately preceding non-Extraordinary


                                             PS-13



                                   Dividend for Juniper Stock or (ii) in the case of cash
                                   dividends or other distributions that do not constitute
                                   regular dividends, the amount per share of such
                                   Extraordinary Dividend. To the extent an Extraordinary
                                   Dividend is not paid in cash, the value of the non- cash
                                   component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on Juniper
                                   Stock described in clause (i), (iv) or (v) of paragraph 5
                                   below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

                                   4. If Juniper issues rights or warrants to all holders of
                                   Juniper Stock to subscribe for or purchase Juniper Stock at an exercise price per share less than the Market Price of
                                   Juniper Stock on both (i) the date the exercise price of
                                   such rights or warrants is determined and (ii) the
                                   expiration date of such rights or warrants, and if the
                                   expiration date of such rights or warrants precedes the
                                   maturity of the SPARQS, then the Exchange Ratio will be
                                   adjusted to equal the product of the prior Exchange Ratio
                                   and a fraction, the numerator of which shall be the number of shares of Juniper Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Juniper Stock offered for subscription or purchase pursuant to such rights or warrants and the
                                   denominator of which shall be the number of shares of
                                   Juniper Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional
                                   shares of Juniper Stock which the aggregate offering price of the total number of shares of Juniper Stock so offered
                                   for subscription or purchase pursuant to such rights or
                                   warrants would purchase at the Market Price on the
                                   expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares
                                   offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                                   5. If (i) there occurs any reclassification or change of
                                   Juniper Stock, including, without limitation, as a result of the issuance of any tracking stock by Juniper, (ii) Juniper or any surviving entity or subsequent surviving entity of
                                   Juniper (a "Juniper Successor") has been subject to a
                                   merger, combination or consolidation and is not the
                                   surviving entity, (iii) any statutory exchange of securities of Juniper or any Juniper Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv)
                                   Juniper is liquidated, (v) Juniper issues to all of its
                                   shareholders equity securities of an issuer other than
                                   Juniper (other than in a transaction described in clause
                                   (ii), (iii) or (iv) above) (a "Spin-off Event") or (vi) a
                                   tender or exchange offer or going-private transaction is
                                   consummated for all the outstanding shares of Juniper Stock
                                   (any such event in clauses (i) through (vi), a
                                   "Reorganization Event"), the method of determining the
                                   amount payable upon exchange at maturity for each SPARQS
                                   will be adjusted to provide that each holder of SPARQS will
                                   receive at maturity, in respect of the $       principal
                                   amount of each SPARQS, securities, cash or any other assets distributed to holders of Juniper Stock in or as a result of any such Reorganization Event, including (i) in the case of the issuance of tracking stock, the reclassified share of
                                   Juniper Stock, (ii) in the


                                             PS-14



                                   case of a Spin-off Event, the share of Juniper Stock with
                                   respect to which the spun-off security was issued, and (iii)
                                   in the case of any other Reorganization Event where Juniper
                                   Stock continues to be held by the holders receiving such
                                   distribution, the Juniper Stock (collectively, the "Exchange
                                   Property"), in an amount with a value equal to the amount of
                                   Exchange Property delivered with respect to a number of
                                   shares of Juniper Stock equal to the Exchange Ratio at the time of the Reorganization Event. Notwithstanding the above, if the Exchange Property received in any such Reorganization
                                   Event consists only of cash, the maturity date of the SPARQS will be deemed to be accelerated to the date on which such cash is distributed to holders of Juniper Stock (unless we exercise the Morgan Stanley Call Right) and holders will
                                   receive in lieu of any Juniper Stock and as liquidated
                                   damages in full satisfaction of Morgan Stanley's obligations under the SPARQS the lesser of (i) the product of (x) the
                                   amount of cash received per share of Juniper Stock and (y)
                                   the then current Exchange Ratio and (ii) the Call Price
                                   calculated as though the date of acceleration were the Call
                                   Date (regardless of whether the date of acceleration is a
                                   day which occurs prior to December   , 2002). If Exchange
                                   Property consists of more than one type of property, holders of SPARQS will receive at maturity a pro rata share of each such type of Exchange Property. If Exchange Property
                                   includes a cash component, holders will not receive any
                                   interest accrued on such cash component. In the event
                                   Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments
                                   set forth in paragraphs 1 through 5.

                                   For purposes of paragraph 5 above, in the case of a
                                   consummated tender or exchange offer or going-private
                                   transaction involving Exchange Property of a particular
                                   type, Exchange Property shall be deemed to include the
                                   amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange
                                   Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or
                                   going-private transaction). In the event of a tender or
                                   exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to
                                   receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other
                                   property received by offerees who elect to receive cash.

                                   No adjustment to the Exchange Ratio will be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio
                                   resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange
                                   Ratio will be made up to the close of business on the third
                                   Trading Day prior to the Maturity Date.

                                   No adjustments to the Exchange Ratio or method of
                                   calculating the Exchange Ratio will be made other than those specified above. The adjustments specified above do not
                                   cover all events that could affect the Market Price of
                                   Juniper Stock, including, without limitation, a partial
                                   tender or exchange offer for Juniper Stock.


                                             PS-15



                                   The Calculation Agent shall be solely responsible for the
                                   determination and calculation of any adjustments to the
                                   Exchange Ratio or method of calculating the Exchange Ratio and of any related determinations and calculations with
                                   respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent will provide information as to any
                                   adjustments to the Exchange Ratio or to the method of
                                   calculating the amount payable upon exchange at maturity of the SPARQS in accordance with paragraph 5 above upon written request by any holder of the SPARQS.

Market Disruption Event.......     "Market Disruption Event" means, with respect to Juniper Stock:

                                     (i) a suspension, absence or material limitation of trading of Juniper Stock on the primary market for Juniper Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Juniper
                                     Stock as a result of which the reported trading prices for
                                     Juniper Stock during the last one-half hour preceding the
                                     close of the principal trading session in such market are
                                     materially inaccurate; or the suspension, absence or
                                     material limitation of trading on the primary market for
                                     trading in options contracts related to Juniper Stock, if
                                     available, during the one-half hour period preceding the
                                     close of the principal trading session in the applicable
                                     market, in each case as determined by the Calculation Agent in its sole discretion; and

                                     (ii) a determination by the Calculation Agent in its sole
                                     discretion that any event described in clause (i) above
                                     materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                   For purposes of determining whether a Market Disruption
                                   Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption
                                   Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options
                                   contract will not constitute a Market Disruption Event, (3)
                                   limitations pursuant to NYSE Rule 80A (or any applicable
                                   rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and
                                   Exchange Commission (the "Commission") of scope similar to
                                   NYSE Rule 80A as determined by the Calculation Agent) on
                                   trading during significant market fluctuations shall
                                   constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on
                                   Juniper Stock by the primary securities market trading in
                                   such options, if available, by reason of (x) a price change exceeding limits set by such securities


                                             PS-16



                                   exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes
                                   relating to such contracts will constitute a suspension,
                                   absence or material limitation of trading in options
                                   contracts related to Juniper Stock and (5) a suspension,
                                   absence or material limitation of trading on the primary
                                   securities market on which options contracts related to
                                   Juniper Stock are traded will not include any time when such securities market is itself closed for trading under
                                   ordinary circumstances.

Alternate Exchange
Calculation in Case of an
Event of Default..............     In case an event of default with respect to the SPARQS shall have occurred and be continuing, the amount declared due and payable per SPARQS upon any acceleration of the SPARQS shall be
                                   determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Market Price of
                                   Juniper Stock (and any Exchange Property) as of the date of such acceleration and (y) the then current Exchange Ratio and (ii) the
                                   Call Price calculated as though the date of acceleration were the
                                   Call Date (regardless of whether the date of acceleration is a day
                                   which occurs prior to December   , 2002), in each case plus
                                   accrued but unpaid interest to but excluding the date of
                                   acceleration; provided that if we have called the SPARQS in accordance with the Morgan Stanley Call Right, the amount
                                   declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the
                                   Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of
                                   acceleration.

Juniper Stock; Public
Information...................     Juniper provides internet infrastructure solutions for internet service providers and other telecommunications service
                                   providers. Juniper Stock is registered under the Exchange
                                   Act. Companies with securities registered under the Exchange
                                   Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected
                                   and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
                                   Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the
                                   Commission, 450 Fifth Street, N.W., Washington, D.C. 20549,
                                   at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed
                                   through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov.
                                   Information provided to or filed with the Commission by
                                   Juniper pursuant to the Exchange Act can be located by
                                   reference to Commission file number 0-26339. In addition,
                                   information regarding Juniper may be obtained from other
                                   sources including, but not limited to, press releases,
                                   newspaper articles and other publicly disseminated
                                   documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                   This pricing supplement relates only to the SPARQS offered hereby and does not relate to Juniper Stock or other
                                   securities


                                             PS-17



                                   of Juniper. We have derived all disclosures contained in
                                   this pricing supplement regarding Juniper from the publicly available documents described in the preceding paragraph.
                                   Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with
                                   respect to Juniper in connection with the offering of the
                                   SPARQS. Neither we nor the Agent makes any representation
                                   that such publicly available documents or any other publicly available information regarding Juniper is accurate or
                                   complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the
                                   publicly available documents described in the preceding
                                   paragraph) that would affect the trading price of Juniper
                                   Stock (and therefore the price of Juniper Stock at the time we price the SPARQS) have been publicly disclosed.
                                   Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning
                                   Juniper could affect the value received at maturity with
                                   respect to the SPARQS and therefore the trading prices of
                                   the SPARQS.

                                   Neither we nor any of our affiliates makes any
                                   representation to you as to the performance of Juniper
                                   Stock.

                                   We and/or our subsidiaries may presently or from time to
                                   time engage in business with Juniper, including extending
                                   loans to, or making equity investments in, Juniper or
                                   providing advisory services to Juniper, including merger and acquisition advisory services. In the course of such
                                   business, we and/or our subsidiaries may acquire non-public information with respect to Juniper and, in addition, one or more of our affiliates may publish research reports with
                                   respect to Juniper. The statement in the preceding sentence is not intended to affect the rights of holders of the
                                   SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of Juniper as in your judgment is appropriate to make an
                                   informed decision with respect to an investment in Juniper
                                   Stock.

Historical Information........     The following table sets forth the published high and low Market
                                   Prices of Juniper Stock from June 25, 1999 (the first date on which Juniper Stock was quoted on the Nasdaq National
                                   Market) through December 11, 2001. The Market Price of
                                   Juniper Stock on December 11, 2001 was $24.52. We obtained the Market Prices and other information in the table below from Bloomberg Financial Markets, and we believe such
                                   information to be accurate. You should not take the
                                   historical prices of Juniper Stock as an indication of
                                   future performance. The price of Juniper Stock may decrease so that at maturity you will receive an amount of Juniper
                                   Stock worth less than the principal amount of the SPARQS. We cannot give you any assurance that the price of Juniper
                                   Stock will increase so that at maturity you will receive an amount of Juniper Stock worth more than the principal amount of the SPARQS. To the extent that the Market Price at
                                   maturity of shares of Juniper Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.


                                             PS-18



                                                                        High       Low
                                                                      --------   --------
                                   (CUSIP 219350105)
                                   1999
                                   Second Quarter (from June 25,
                                     1999).........................   $  24.83   $   5.67
                                   Third Quarter...................      37.83      20.83
                                   Fourth Quarter..................      59.08      30.35

                                   2000
                                   First Quarter...................     153.50      51.29
                                   Second Quarter..................     147.94      74.00
                                   Third Quarter...................     230.50     127.00
                                   Fourth Quarter..................     243.00      93.94

                                   2001
                                   First Quarter...................     136.63      37.96
                                   Second Quarter .................      65.58      28.30
                                   Third Quarter ..................      31.76       9.70
                                   Fourth Quarter
                                     (through December 11, 2001)..       27.01       9.29

                                   Historical prices of Juniper Stock have been adjusted for a
                                   3-for-1 stock split and a 2-for-1 stock split, which became effective in the first and second quarters of 2000,
                                   respectively.

                                   Juniper has not paid cash dividends on Juniper Stock to
                                   date. We make no representation as to the amount of
                                   dividends, if any, that Juniper will pay in the future. In any event, as a holder of SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Juniper
                                   Stock.

Use of Proceeds and Hedging...     The net proceeds we receive from the sale of the SPARQS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with
                                   hedging our obligations under the SPARQS. See also "Use of
                                   Proceeds" in the accompanying prospectus.

                                   On or prior to the date of this pricing supplement, we,
                                   through our subsidiaries or others, expect to hedge our
                                   anticipated exposure in connection with the SPARQS by taking positions in Juniper Stock, in options contracts on Juniper
                                   Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. In the event that we pursue such a hedging strategy, the price at which we are
                                   able to purchase such positions may be a factor in
                                   determining the pricing of the SPARQS. Purchase activity
                                   could potentially increase the price of Juniper Stock, and therefore effectively increase the level at which Juniper
                                   Stock must trade before you would receive at maturity an
                                   amount of Juniper Stock worth as much as or more than the
                                   principal amount of the SPARQS. Although we have no reason to believe that our hedging activity will have a material
                                   impact on the price of Juniper Stock, we cannot give any
                                   assurance that we will not affect such price as a result of our hedging activities. Through our subsidiaries, we are
                                   likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Juniper Stock, options contracts on Juniper Stock listed on major securities
                                   markets or


                                             PS-19



                                   positions in any other available securities or instruments that we may wish to use in connection with such hedging
                                   activities.

Supplemental Information
  Concerning Plan of
  Distribution................     Under the terms and subject to conditions contained in the U.S.
                                   distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of SPARQS set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the
                                   SPARQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date; provided that the price will be
                                   $       per SPARQS and the underwriting discounts and
                                   commissions will be $       per SPARQS for purchasers of 100,000
                                   or more SPARQS in any single transaction, subject to the holding period requirements described below.  The Agent may allow a
                                   concession not in excess of   % of the principal amount of the
                                   SPARQS to other dealers.  We expect to deliver the SPARQS
                                   against payment therefor in New York, New York on                   ,
                                   2001.  After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                   Where an investor purchases 100,000 or more SPARQS in a
                                   single transaction at the reduced price, approximately   % of
                                   the SPARQS purchased by the investor (the "Delivered
                                   SPARQS") will be delivered on the Settlement Date. The
                                   balance of approximately   % of the SPARQS (the "Escrowed
                                   SPARQS") purchased by the investor will be held in escrow at
                                   MS & Co. for the benefit of the investor and delivered to
                                   such investor if the investor and any accounts in which the investor may have deposited any of its Delivered SPARQS have held all of the Delivered SPARQS for 30 calendar days
                                   following the Original Issue Date or any shorter period
                                   deemed appropriate by the Agent. If an investor or any
                                   account in which the investor has deposited any of its
                                   Delivered SPARQS fails to satisfy the holding period
                                   requirement, as determined by the Agent, all of the
                                   investor's Escrowed SPARQS will be forfeited by the investor and not delivered to it. The Escrowed SPARQS will instead be delivered to the Agent for sale to investors. This
                                   forfeiture will have the effect of increasing the purchase price per SPARQS for such investors to 100% of the principal amount of the SPARQS. Should investors who are subject to
                                   the holding period requirement sell their SPARQS once the
                                   holding period is no longer applicable, the market price of the SPARQS may be adversely affected. See also "Plan of
                                   Distribution" in the accompanying prospectus supplement.

                                   In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or
                                   otherwise affect the price of the SPARQS or Juniper Stock.
                                   Specifically, the Agent may sell more SPARQS than it is
                                   obligated to purchase in connection with the offering or may sell Juniper Stock it does not own, creating a naked short position in the SPARQS or the Juniper Stock, respectively, for its own account. The Agent must close out any naked
                                   short position by purchasing the SPARQS or Juniper


                                             PS-20



                                   Stock in the open market. A naked short position is more
                                   likely to be created if the Agent is concerned that there
                                   may be downward pressure on the price of the SPARQS or the
                                   Juniper Stock in the open market after pricing that could
                                   adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or Juniper Stock in the
                                   open market to stabilize the price of the SPARQS. Any of
                                   these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or
                                   retard a decline in the market price of the SPARQS. The
                                   Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of
                                   Proceeds and Hedging" above.

ERISA Matters for Pension
Plans and Insurance Companies.     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security
                                   Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the
                                   SPARQS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our subsidiaries and
                                   affiliates, including MS & Co. and Morgan Stanley DW Inc.
                                   (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of
                                   ERISA, or a "disqualified person" within the meaning of the
                                   Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited
                                   transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co.,
                                   MSDWI or any of their affiliates is a service provider,
                                   unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these
                                   "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the
                                   Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited
                                   transaction class exemptions ("PTCEs") that may provide
                                   exemptive relief for direct or indirect prohibited
                                   transactions resulting from the purchase or holding of the
                                   SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                   95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions
                                   involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate
                                   accounts) and PTCE 84-14 (for certain transactions
                                   determined by independent qualified asset managers).


                                             PS-21



                                   Because we may be considered a party in interest with
                                   respect to many Plans, the SPARQS may not be purchased or
                                   held by any Plan, any entity whose underlying assets include
                                   "plan assets" by reason of any Plan's investment in the
                                   entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is
                                   eligible for exemptive relief, including relief available
                                   under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such
                                   purchase and holding is otherwise not prohibited. Any
                                   purchaser, including any fiduciary purchasing on behalf of a
                                   Plan, or holder of the SPARQS will be deemed to have
                                   represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a
                                   Plan or a Plan Asset Entity and is not purchasing such
                                   securities on behalf of or with "plan assets" of any Plan or
                                   (b) is eligible for exemptive relief or such purchase or
                                   holding is not prohibited by ERISA or Section 4975 of the
                                   Code.

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in
                                   which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to
                                   the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited
                                   transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their
                                   counsel regarding the availability of exemptive relief under
                                   PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   In addition to considering the consequences of holding the
                                   SPARQS, employee benefit plans subject to ERISA (or
                                   insurance companies deemed to be investing ERISA plan
                                   assets) purchasing the SPARQS should also consider the
                                   possible implications of owning Juniper Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have
                                   exclusive responsibility for ensuring that their purchase
                                   and holding of the SPARQS do not violate the prohibited
                                   transaction rules of ERISA or the Code.

United States Federal Income
  Taxation....................     The following summary is based on the advice of Davis Polk &
                                   Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial holders of the SPARQS
                                   purchasing the SPARQS at the Issue Price, who will hold the
                                   SPARQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code,
                                   administrative pronouncements, judicial decisions and
                                   currently effective and proposed Treasury Regulations,
                                   changes to any of which subsequent to the date of this
                                   pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S.
                                   federal income taxation that may be relevant to a particular holder in light of its individual circumstances or to
                                   certain types of holders subject to special treatment under the U.S. federal income tax laws (e.g., certain financial
                                   institutions, tax-exempt organizations, dealers in options or securities, or persons who hold a SPARQS as a part of a


                                             PS-22



                                   hedging transaction, straddle, conversion or other
                                   integrated transaction). As the law applicable to the U.S.
                                   federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily
                                   represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not
                                   discussed.

                                   General

                                   Pursuant to the terms of the SPARQS, we and every holder of a SPARQS agree (in the absence of an administrative
                                   determination or judicial ruling to the contrary) to
                                   characterize a SPARQS for all tax purposes as an investment unit consisting of the following components (the
                                   "Components"): (A) a terminable contract (the "Terminable
                                   Forward Contract") that (i) requires the holder of the
                                   SPARQS (subject to the Morgan Stanley Call Right) to
                                   purchase, and us to sell, for an amount equal to $       (the
                                   "Forward Price"), Juniper Stock at maturity and (ii) allows us, upon exercise of the Morgan Stanley Call Right, to
                                   terminate the Terminable Forward Contract by returning to
                                   the holder the Deposit (as defined below) and paying to the holder an amount of cash equal to the difference between the
                                   Deposit and the Call Price; and (B) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure
                                   the holder's obligation to purchase Juniper Stock (the
                                   "Deposit"), which Deposit bears an annual yield of   % per
                                   annum, which yield is based on our cost of borrowing. Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the
                                   Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments
                                   attributable to the yield on the Deposit will represent
                                   payments attributable to the holders' entry into the
                                   Terminable Forward Contract (the "Contract Fees").
                                   Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the SPARQS, we will allocate 100% of the Issue Price of the
                                   SPARQS to the Deposit and none to the Terminable Forward
                                   Contract. Our allocation of the Issue Price among the
                                   Components will be binding on a holder of the SPARQS, unless such holder timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the
                                   SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the
                                   characterization of the SPARQS or instruments similar to the
                                   SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS.
                                   Due to the absence of authorities that directly address
                                   instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal
                                   income tax characterization of the SPARQS. As a result,
                                   significant aspects of the U.S. federal income tax
                                   consequences of an investment in the SPARQS are not certain, and no assurance can be given that the IRS or the courts
                                   will agree with the characterization described herein.
                                   Accordingly, you are urged to consult your tax advisor
                                   regarding the U.S. federal income


                                             PS-23



                                   tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with
                                   respect to any tax consequences arising under the laws of
                                   any state, local or foreign taxing jurisdiction. Unless
                                   otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                   U.S. Holders

                                   As used herein, the term "U.S. Holder" means an owner of a
                                   SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or
                                   trust the income of which is subject to United States
                                   federal income taxation regardless of its source.

                                   Tax Treatment of the SPARQS

                                   Assuming the characterization of the SPARQS and the
                                   allocation of the Issue Price as set forth above, Tax
                                   Counsel believes that the following U.S. federal income tax consequences should result.

                                   Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the
                                   SPARQS will generally be taxable to a U.S. Holder as
                                   ordinary income at the time accrued or received in
                                   accordance with the U.S. Holder's method of accounting for
                                   U.S. federal income tax purposes. As discussed above, any
                                   excess of the quarterly payments over the portion thereof
                                   attributable to the yield on the Deposit will be treated as
                                   Contract Fees. Although the federal income tax treatment of
                                   Contract Fees is uncertain, we intend to take the position that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or
                                   received in accordance with the U.S. Holder's method of
                                   accounting for U.S. federal income tax purposes.

                                   Tax Basis. Based on our determination set forth above, the
                                   U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                   Settlement of the Terminable Forward Contract. Upon maturity of the Terminable Forward Contract, a U.S. Holder would,
                                   pursuant to the Terminable Forward Contract, be deemed to
                                   have applied the Forward Price toward the purchase of
                                   Juniper Stock, and the U.S. Holder would not recognize any gain or loss with respect to any Juniper Stock received.
                                   With respect to any cash received upon maturity (other than in respect of any accrued interest on the Deposit and,
                                   possibly, any accrued Contract Fees), a U.S. Holder would
                                   recognize gain or loss. The amount of such gain or loss
                                   would be the extent to which the amount of such cash
                                   received differs from the pro rata portion of the Forward
                                   Price allocable to


                                             PS-24



                                   the cash. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                   With respect to any Juniper Stock received upon maturity,
                                   the U.S. Holder would have an adjusted tax basis in the
                                   Juniper Stock equal to the pro rata portion of the Forward
                                   Price allocable to it. The allocation of the Forward Price between cash and Juniper Stock should be based on the amount of the cash received and the relative fair market value of
                                   Juniper Stock as of the Maturity Date. The holding period
                                   for any Juniper Stock received would start on the day after the maturity of the SPARQS.

                                   U.S. Holders should note that while any accrued but unpaid interest on the Deposit and any Contract Fees would be
                                   taxable as ordinary income, any gain or loss recognized upon the final settlement of the Terminable Forward Contract
                                   generally would be capital gain or loss. The distinction
                                   between capital gain or loss and ordinary gain or loss is
                                   potentially significant in several respects. For example,
                                   limitations apply to a U.S. Holder's ability to offset
                                   capital losses against ordinary income, and certain U.S.
                                   Holders may be subject to lower U.S. federal income tax
                                   rates with respect to long-term capital gain than with
                                   respect to ordinary gain. U.S. Holders should consult their tax advisors with respect to the treatment of capital gain or loss on a SPARQS.

                                   Sale, Exchange or Early Retirement of the SPARQS. Upon a
                                   sale or exchange of a SPARQS prior to the maturity of the
                                   SPARQS or upon their retirement prior to maturity pursuant to the Morgan Stanley Call Right, a U.S. Holder would
                                   recognize taxable gain or loss equal to the difference
                                   between the amount realized on such sale, exchange or
                                   retirement and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would
                                   generally be capital gain or loss, as the case may be. Such
                                   U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these
                                   purposes, the amount realized does not include any amount
                                   attributable to accrued but unpaid interest payments on the
                                   Deposit, which would be taxed as described under
                                   "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should
                                   consult their tax advisors regarding the treatment of
                                   accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                   Possible Alternative Tax Treatments of an Investment in the
                                   SPARQS

                                   Due to the absence of authorities that directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury
                                   regulations governing


                                             PS-25



                                   contingent payment debt instruments (the "Contingent Payment
                                   Regulations").

                                   If the IRS were successful in asserting that the Contingent
                                   Payment Regulations applied to the SPARQS, the timing and
                                   character of income thereon would be significantly affected.
                                   Among other things, a U.S. Holder would be required to
                                   accrue as original issue discount income, subject to
                                   adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of Juniper Stock and cash (if any) received exceeds the adjusted issue price.
                                   Furthermore, any gain realized with respect to the SPARQS
                                   would generally be treated as ordinary income.

                                   Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative federal income tax
                                   characterizations or treatments of the SPARQS are also
                                   possible, and if applied could also affect the timing and
                                   the character of the income or loss with respect to the
                                   SPARQS. It is possible, for example, that a SPARQS could be treated as constituting a prepaid forward contract. Other
                                   alternative characterizations are also possible.
                                   Accordingly, prospective purchasers are urged to consult
                                   their tax advisors regarding the U.S. federal income tax
                                   consequences of an investment in the SPARQS.

                                   Constructive Ownership

                                   Section 1260 of the Code treats a taxpayer owning certain
                                   types of derivative positions in property as having
                                   "constructive ownership" in that property, with the result that all or a portion of the long term capital gain
                                   recognized or deemed to be recognized (as described below)
                                   by such taxpayer with respect to the derivative position
                                   would be recharacterized as ordinary income. Although
                                   Section 1260 in its current form does not apply to the
                                   SPARQS, Section 1260 authorizes the Treasury Department to promulgate regulations (possibly with retroactive effect) to expand the application of the "constructive ownership"
                                   regime. There is no assurance that the Treasury Department will not promulgate regulations to apply the regime to the
                                   SPARQS. If Section 1260 were to apply to the SPARQS, the
                                   effect on a U.S. Holder would be to treat all or a portion of the long term capital gain (if any) recognized by such
                                   U.S. Holder on sale or maturity of a SPARQS as ordinary
                                   income, but only to the extent such long term capital gain exceeds the long term capital gain that would have been
                                   recognized by such U.S. Holder if the U.S. Holder had
                                   acquired the underlying stock itself on the issue date of
                                   the SPARQS and disposed of the underlying stock upon
                                   disposition (including retirement) of the SPARQS. Section
                                   1260, if applicable, would require a U.S. Holder that
                                   receives shares of Juniper Stock at maturity to recognize as ordinary income the amount that would have been treated as ordinary income according to the rule described in the
                                   preceding sentence, if the U.S. Holder had sold the SPARQS at maturity for fair market value. In addition, Section


                                             PS-26



                                   1260 would impose an interest charge on the gain (or deemed gain) that was recharacterized on the sale or maturity of
                                   the SPARQS.

                                   Backup Withholding and Information Reporting

                                   A U.S. Holder of a SPARQS may be subject to information
                                   reporting and to backup withholding in respect of the
                                   amounts paid to the U.S. Holder (at the backup withholding rate in effect at that time), unless such U.S. Holder
                                   provides proof of an applicable exemption or a correct
                                   taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.
                                   Pursuant to the Economic Growth and Tax Reconciliation Act
                                   of 2001, the backup withholding rate is scheduled to be
                                   reduced periodically through 2006. The amounts withheld
                                   under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's
                                   U.S. federal income tax liability, provided the required
                                   information is furnished to the IRS.


                                                                                        Annex A
                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call
Dates of December 21, 2002, March 2, 2003 and June 30, 2003 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: December 28, 2001

     o    Interest Payment Dates: Each March 30, June 30, September 30 and December 30,
          beginning March 30, 2002

     o    Yield to Call: 47% per annum (computed on the basis of a 360-day year of twelve
          30-day months)

     o    Issue Price: $25.00 per SPARQS

     o    Interest Rate: 10% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original
Issue Date from the applicable payment date at the hypothetical Yield to Call rate of 47% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o    The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o    For example, the present value of all of the interest payments for the hypothetical Call Date of December 21, 2002 is $1.9461 ($.5790 + $.5144 + $.4672
               + $.3855).

     o    Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call
          Price by subtracting the sum of the present values of the interest payments from the
          Issue Price.

          o    For example, for the hypothetical Call Date of December 21, 2002, the present value of the Call Price is $23.0539 ($25.00 - $1.9461).

     o    The Call Price is then derived by determining the amount that, when discounted to the
          Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

     o    For the hypothetical Call Date of December 21, 2002, the Call Price is therefore
          $33.6363, which is the amount that if paid on December 21, 2002 has a present value on the Original Issue Date of $23.0539, based on the applicable Discount Factor.

                                           o   o   o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and three sample Call Dates. The actual amount you will receive if we call the
SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                                                   Call Date of December 21, 2002
                                                   ------------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash    Days                                  Issue Date of
                                            Unpaid                  Received     from       Years from      Discount   Cash Received
                       Issue   Interest    Interest                   on       Original   Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment      Issue         Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date      Date(2)    (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ----------  --------   --------------   ----------  -------------
December 28, 2001   ($25.0000)       --           --           --          --         0        0.0000000   100.00000%             --
March 30, 2002             --    $.6389           --           --      $.6389        92         .2555556    90.62356%         $.5790
June 30, 2002              --    $.6250           --           --      $.6250       182         .5055556    82.30226%         $.5144
September 30, 2002         --    $.6250           --           --      $.6250       272         .7555556    74.74505%         $.4672
December 21, 2002          --        --       $.5625           --      $.5625       353         .9805556    68.53873%         $.3855
Call Date
(December 21, 2002)        --        --           --     $33.6363    $33.6363       353         .9805556    68.53873%       $23.0539
                                                                                                                            --------
Total amount received on the Call Date: $34.1988                                                                 Total:     $25.0000
Total amount received over the term of the SPARQS: $36.0877

-------------------

1    The Call Price is the dollar amount that has a present value of $23.0539 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 47%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $25.00.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor =  -------, where x is Years from Original Issue Date.
                        1.47(x)


                                                                A-2



                                                     Call Date of March 2, 2003
                                                     --------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash    Days                                  Issue Date of
                                            Unpaid                  Received     from       Years from      Discount   Cash Received
                       Issue   Interest    Interest                   on       Original   Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment      Issue         Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date      Date(2)    (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ----------  --------   --------------   ----------  -------------
December 28, 2001   ($25.0000)       --           --           --          --        0         0.0000000   100.00000%             --
March 30, 2002             --    $.6389           --           --      $.6389       92          .2555556    90.62356%         $.5790
June 30, 2002              --    $.6250           --           --      $.6250      182          .5055556    82.30226%         $.5144
September 30, 2002         --    $.6250           --           --      $.6250      272          .7555556    74.74505%         $.4672
December 30, 2002          --    $.6250           --           --      $.6250      362         1.0055556    67.88176%         $.4243
March 2, 2003              --        --       $.4306           --      $.4306      424         1.1777778    63.52393%         $.2735
Call Date
(March 2, 2003)            --        --           --     $35.8001    $35.8001      424         1.1777778    63.52393%       $22.7416
                                                                                                                            --------
Total amount received on the Call Date: $36.2307                                                               Total:       $25.0000
Total amount received over the term of the SPARQS: $38.7446

-------------------
1    The Call Price is the dollar amount that has a present value of $22.7416 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 47%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $25.00.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor =  -------, where x is Years from Original Issue Date.
                        1.47(x)


                                                                A-3



                                             Call Date of June 30, 2003 (Maturity Date)
                                             ------------------------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash    Days                                  Issue Date of
                                            Unpaid                  Received     from       Years from      Discount   Cash Received
                       Issue   Interest    Interest                   on       Original   Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment      Issue         Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date      Date(2)    (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ----------  --------   --------------   ----------  -------------
December 28,  2001  ($25.0000)       --           --           --          --        0         0.0000000   100.00000%        --
March 30, 2002             --    $.6389           --           --      $.6389       92          .2555556    90.62356%         $.5790
June 30, 2002              --    $.6250           --           --      $.6250      182          .5055556    82.30226%         $.5144
September 30, 2002         --    $.6250           --           --      $.6250      272          .7555556    74.74505%         $.4672
December 30, 2002          --    $.6250           --           --      $.6250      362         1.0055556    67.88176%         $.4243
March 30, 2003             --    $.6250           --           --      $.6250      452         1.2555556    61.64868%         $.3853
June 30, 2003              --        --       $.6250           --      $.6250      542         1.5055556    55.98793%         $.3499
Call Date
(June 30, 2003)            --        --           --     $39.7941    $39.7941      542         1.5055556    55.98793%       $22.2799
                                                                                                                            --------
Total amount received on the Call Date: $40.4191                                                               Total:       $25.0000
Total amount received over the term of the SPARQS: $43.5580

-------------------
1    The Call Price is the dollar amount that has a present value of $22.2799 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 47%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $25.00.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor =  -------, where x is Years from Original Issue Date.
                        1.47(x)


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                        MORGAN STANLEY DEAN WITTER & CO.


























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